EXHIBIT 31.3
CERTIFICATION
I, Charles N. Martin, Jr., certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Vanguard Health Systems, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Charles N. Martin, Jr.
Charles N. Martin, Jr.
Chairman of the Board, President and Chief Executive Officer

October 1, 2013